                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT
                Filed Pursuant to Section 12, 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                JMAR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                 AMENDMENT NO. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 23, 1996 as set forth in the pages attached hereto:

         - Audited financial statements of California ASIC Technical Services, Inc. as of December 31, 1995, 1994 and 1993 and for the years then ended.

         - JMAR Industries, Inc. and California ASIC Technical Services, Inc. pro forma condensed combined financial statements as of March 31, 1996, for the three months then ended and for the year ended December 31, 1995.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  JMAR Industries, Inc.
                                                  ---------------------------
                                                  (Registrant)


                                                  By: /s/ Dennis E. Valentine
                                                      -----------------------
                                                      Dennis E. Valentine
                                                      Chief Financial Officer

Date:  August 2, 1996

         The following financial statements, proforma financial information and exhibits are filed as a part of this report.

         (a) Financial statements of the business acquired, prepared pursuant to Rule 3-05 of Regulation S-X and provided to the Registrant by California ASIC Technical Services, Inc.:

Item                                                                                                          Page
- ----                                                                                                          ----
Audited financial statements of California ASIC Technical Services, Inc.:

Report of Arthur Andersen LLP, Independent Public Accountants for the Years
  Ended December 31, 1995 and 1994........................................................................      4
Balance Sheets as of December 31, 1995 and 1994...........................................................      5
Statements of Operations for the Years Ended December 31, 1995 and 1994...................................      7
Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 1995 and 1994...............      8
Statements of Cash Flows for the Years Ended December 31, 1995 and 1994...................................      9
Notes to Financial Statements.............................................................................     11
Report of Corbin & Wertz, Independent Public Accountants for the Year Ended
  December 31, 1993.......................................................................................     15
Balance Sheet as of December 31, 1993.....................................................................     16
Statement of Operations for the Year Ended December 31, 1993..............................................     17
Statement of Stockholders' Equity for the Year Ended December 31, 1993....................................     18
Statement of Cash Flows for the Year Ended December 31, 1993..............................................     19
Notes to Financial Statements.............................................................................     21

    (b) Proforma financial information required pursuant to Article 11 of Regulation S-X:


Item                                                                                                          Page
- ----                                                                                                          ----
JMAR Industries, Inc. and California ASIC Technical Services, Inc. Proforma
   Condensed Combined Financial Statements:

Consolidated Balance Sheet as of March 31, 1996 (Unaudited)...............................................     28

Proforma Condensed Combined Statement of Operations for the Year
   Ended December 31, 1995 (Unaudited)....................................................................     29
Proforma Condensed Combined Statement of Operations for the Three
   Months Ended March 31, 1996 (Unaudited)................................................................     30

         The unaudited proforma condensed combined statements of operations for the year ended December 31, 1995, and three months ended March 31, 1996, give effect to the acquisition of California ASIC Technical Services, Inc. by JMAR Industries, Inc. as if the acquisition, accounted for as a purchase, had occurred on January 1 of each respective period. The proforma information is based on historical financial statements of California ASIC Technical Services, Inc. and JMAR Industries, Inc. after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma financial statements. The proforma financial statements have been prepared on the basis of preliminary estimates. The Registrant will continue its review to determine the fair value of the acquired assets and liabilities.


         The proforma statements have been prepared by the Registrant based upon the financial statements of California ASIC Technical Services, Inc. (filed with this report under Item a) which have been provided by California ASIC Technical Services, Inc. These proforma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The proforma financial statements should be read in conjunction with the audited financial statements and notes of California ASIC Technical Services, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  California ASIC Technical Services, Inc.:

We have audited the accompanying balance sheets of CALIFORNIA ASIC TECHNICAL SERVICES, INC. (a Nevada corporation) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California ASIC Technical Services, Inc. as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                                          ARTHUR ANDERSEN LLP

San Diego, California
May 23, 1996

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                   BALANCE SHEETS - DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                                      1995                1994
                                                                                   ----------         ----------
CURRENT ASSETS:
  Cash                                                                             $   16,651         $   33,741
  Other current assets                                                                    963                  -
                                                                                   ----------         ----------
          Total current assets                                                         17,614             33,741
                                                                                   ----------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Machinery and equipment                                                             607,969            615,419
  Furniture and fixtures                                                                4,132              3,632
  Automobiles                                                                           3,000                  -
                                                                                   ----------         ----------
                                                                                      615,101            619,051
  Less--Accumulated depreciation and amortization                                    (162,797)           (70,695)
                                                                                   ----------         ----------
                                                                                      452,304            548,356
                                                                                   ----------         ----------
OTHER ASSETS:
  Deposits                                                                              7,725              7,725
                                                                                   ----------         ----------
                                                                                   $  477,643         $  589,822
                                                                                   ==========         ==========


   The accompanying notes are an integral part of these financial statements.

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                   BALANCE SHEETS - DECEMBER 31, 1995 AND 1994

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                      1995               1994
                                                                                   ----------         ----------
CURRENT LIABILITIES:
  Accounts payable                                                                 $  132,041         $  184,377
  Notes payable to stockholders                                                        42,869              8,269
  Accrued interest                                                                     71,249             31,620
  Accrued salaries and related taxes                                                  373,411            217,593
  Accrued expenses                                                                    310,687            242,537
  Income taxes payable                                                                  1,600              1,600
                                                                                   ----------         ----------
          Total current liabilities                                                   931,857            685,996
                                                                                   ----------         ----------
LONG-TERM LIABILITIES:
  Notes payable to stockholders,
    net of current portion                                                            238,235            239,457
  Notes payable to unrelated entities                                                 130,000            100,000
                                                                                   ----------         ----------
          Total long-term liabilities                                                 368,235            339,457
                                                                                   ----------         ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 25,000,000 shares authorized, 4,080,365 and
    3,967,000 shares issued and outstanding at December 31,
    1995 and 1994, respectively                                                         4,080              3,967
  Additional paid in capital                                                          474,874            419,783
  Accumulated deficit                                                              (1,301,403)          (859,381)
                                                                                   ----------         ----------
                                                                                     (822,449)          (435,631)
                                                                                   ----------         ----------
                                                                                   $  477,643         $  589,822
                                                                                   ==========         ==========


   The accompanying notes are an integral part of these financial statements.

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                          1995                 1994
                                                                                       -----------         -----------
REVENUES:
  Product sales                                                                        $    13,666         $    30,680
  Design and engineering services                                                          176,642             158,252
                                                                                       -----------         -----------
        Total revenues                                                                     190,308             188,932

OPERATING COSTS AND EXPENSES:
  Salaries and related costs                                                               244,794             243,007
  Occupancy                                                                                 79,090             142,705
  Depreciation                                                                              92,868              54,034
  Other                                                                                    205,818             347,574
                                                                                       -----------         -----------
LOSS FROM OPERATIONS                                                                      (432,262)           (598,388)
                                                                                       -----------         -----------
OTHER:
  Interest expense (net)                                                                   (57,453)            (30,270)
  Gain (loss) on sale of assets                                                             47,693                 (83)
                                                                                       -----------         -----------
        Total other expense                                                                 (9,760)            (30,353)
                                                                                       -----------         -----------
NET LOSS                                                                               $  (442,022)        $  (628,741)
                                                                                       ===========         ===========


   The accompanying notes are an integral part of these financial statements.

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                               Common Stock
                                           ---------------------
                                           Number                        Additional
                                             of                           Paid-in         Accumulated
                                           Shares         Amount          Capital           Deficit             Total
                                          ---------       ------         --------        -----------          ---------
BALANCE, December 31,
  1993                                    3,883,667       $3,884         $354,866        $  (230,640)         $ 128,110

  Issuance of common
    stock                                    83,333           83           64,917                  -             65,000
  Net loss                                        -            -                -           (628,741)          (628,741)
                                          ---------        -----         --------        -----------          ---------
BALANCE, December 31,
  1994                                    3,967,000        3,967          419,783           (859,381)          (435,631)

  Issuance of common
    stock                                   113,365          113           55,091                  -             55,204
  Net loss                                        -            -                -           (442,022)          (442,022)
                                          ---------       ------         --------        -----------          ---------
BALANCE, December 31,
  1995                                    4,080,365       $4,080         $474,874        $(1,301,403)         $(822,449)
                                          =========       ======         ========        ===========          =========


   The accompanying notes are an integral part of these financial statements.

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                           1995                1994
                                                                                        ----------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                              $ (442,022)        $ (628,741)
  Adjustments to reconcile net loss to net cash
    used in operating activities-
      Depreciation and amortization                                                         92,868             54,034
      Gain on disposition of property, plant
        and equipment                                                                      (47,693)                83
      Write-down of property, plant and equipment                                                -             29,379
      Changes in operating assets and liabilities:
          Accounts receivable, net                                                               -             38,641
          Other current assets                                                                (963)                 -
          Prepaid expenses                                                                       -              4,187
          Other noncurrent assets                                                                -             (4,311)
          Accounts payable                                                                 (52,336)            31,194
          Accrued interest                                                                  39,629             22,189
          Accrued salaries and related taxes                                               155,818            151,359
          Accrued expenses                                                                  68,150            203,443
                                                                                        ----------          ---------
          Net cash used in operating activities                                           (186,549)           (98,543)
                                                                                        ----------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                                                (3,850)          (108,878)
  Proceeds from sale of property, plant and equipment                                       54,727             18,350
                                                                                        ----------          ---------
          Net cash provided by (used in)
            investing activities                                                            50,877            (90,528)
                                                                                        ----------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of stock                                                           55,204             40,000
  Proceeds from issuance of notes payable                                                   30,000            100,000
  Proceeds from issuance of notes payable
    to stockholders                                                                         58,500                  -
  Principal repayments of notes payable
    to stockholders                                                                        (25,122)           (37,345)
                                                                                        ----------          ---------
          Net cash provided by financing activities                                        118,582            102,655
                                                                                        ----------          ---------
          Net decrease in cash and cash equivalents                                        (17,090)           (86,416)

CASH AND CASH EQUIVALENTS, beginning of year                                                33,741            120,157
                                                                                        ----------          ---------
CASH AND CASH EQUIVALENTS, end of year                                                  $   16,651          $  33,741
                                                                                        ==========          =========

                                                                                       1995           1994
                                                                                      -------       -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                              $     -       $ 8,365


SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
    During 1995, the Company issued 16,667 shares to a stockholder as collateral for amounts owed to that party.

    During 1994, the Company incurred $75,000 of accounts payable, incurred $250,000 of long-term debt and issued $25,000 of common stock in conjunction with the acquisition of property, plant and equipment.

   The accompanying notes are an integral part of these financial statements.

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

1.       Summary of Significant Accounting Policies

         a.       Nature of Operations

         California ASIC Technical Services, Inc. (the Company) is engaged in the design, fabrication, assembly and testing of custom integrated circuits for the electronics industry.

         b.       Basis of Presentation

         These financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue to generate positive cash flows depends on its ability to maintain a level of revenues sufficient to meet its obligations and sustain its operations. The Company has had limited sales to a small number of customers to date, has sustained operating losses since inception and will have to acquire capital equipment and hire additional personnel to maintain a sufficient level of revenues.

         The above conditions raised substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, as described in Note 6, the Company was acquired by JMAR Industries, Inc. (JMAR) on May 23, 1996 and, concurrently, the Company has entered into agreements to significantly reduce certain of its liabilities. Furthermore, JMAR has provided working capital loans and has committed to providing additional financing to enable the Company to continue operations, at least through December 31, 1996.

         c.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d.       Revenue Recognition

         Revenue from product sales is recognized upon shipment. Revenue from design and engineering services is recognized ratably over the period in which services are performed.

         e.       Significant Customers

         The Company's revenues in 1995 and 1994 were derived from a small number of customers. One customer accounted for 61 percent and another accounted for 32 percent of the Company's revenues during 1995. One customer accounted for 33 percent and another accounted for 29 percent of the Company's revenues during 1994.

         f.       Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed on the straight-line basis over the estimated useful lives of the related assets, as follows:

                  Machinery and equipment                      5 to 7 years
                  Furniture and fixtures                       5 years
                  Automobiles                                  5 years

         Repairs and maintenance are charged directly to expense as incurred.

         g.       Accounting Pronouncements

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121) on accounting for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to assets to be held and used. SFAS No. 121 also establishes accounting standards for long-lived assets and certain identifiable intangibles to be disposed of. The Company is required to adopt SFAS No. 121 no later than January 1, 1996, although earlier implementation is permitted. SFAS No. 121 is required to be applied prospectively for assets to be held and used. The initial application of SFAS No. 121 to assets held for disposal is required to be reported as the cumulative effect of a change in accounting principle. Management believes that the adoption of SFAS No. 121 will not have a material impact on the financial statements.

         h.       Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109(SFAS No. 109). SFAS No. 109 requires an asset and liability approach in accounting for income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws. Additionally, SFAS No. 109 requires that deferred tax assets be evaluated and a valuation allowance be established if it is "more likely than not" that all or a portion of the deferred tax asset will not be realized.

         As of December 31, 1995, the Company had net operating loss carryforwards for federal tax purposes of approximately $1,300,000 approximating its accumulated deficit. The deferred tax asset related to the estimated net operating loss carryforwards as of December 31, 1995 and 1994 has been reduced by an equivalent valuation allowance due to the uncertainty of realization.

2.       Stockholders' Equity

         On March 16, 1995, the Board of Directors declared a one-for-three reverse stock split which became effective on March 23, 1995. All references to the number of shares have been restated to reflect the effect of the reverse split.

3.       Related-Party Transactions

         As of December 31, 1995 and 1994, the Company had accrued salaries due to the majority stockholder in the amounts of $222,000 and $142,000, respectively.

         As of December 31, 1995 and 1994, the Company had accrued salaries due to the President in the amounts of $120,000 and $60,000, respectively.

         As of December 31, 1995 and 1994, the Company had accrued expenses due to stockholders in the amounts of $140,000 and $80,000, respectively for consulting services rendered.

         During 1995, the Company issued 16,667 common stock shares as collateral for a $21,500 liability to a stockholder.

4.       Long-Term Debt

At December 31, 1995 and 1994, long-term debt consisted of the following:

                                                                                         1995              1994
                                                                                      ----------        ----------
         Notes payable to officers, interest primarily
               at 10 percent.                                                         $   21,647         $   8,269
         Note payable to stockholder, due in monthly
             principal and interest installments of  $6,306 through May 2000, interest at 12 percent, secured by certain machinery and
             equipment.                                                                  239,457           239,457
         Note payable to stockholder, due 1998,
             interest at 10 percent, convertible
             into common stock of the Company at a
             conversion price per share ranging from
             $1.50 to $6.00.                                                              20,000                 -
         Notes payable to unrelated entities, due 1997
             and 1998, interest at 10 percent, convertible into common stock of the Company at a conversion price per share ranging from $1.50 to
             $6.00.                                                                      130,000           100,000
                                                                                      ----------        ----------
                                                                                         411,104           347,726
             Less--Current portion                                                        42,869             8,269
                                                                                      ----------        ----------
                                                                                      $  368,235        $  339,457
                                                                                      ==========        ==========


Included in accrued interest at December 31, 1995 and 1994 is $13,578 and $9,248, respectively, related to the notes payable to officers; $36,102 and $17,704, respectively, related to the note payable to stockholder; and $2,000 at December 31, 1995, related to the convertible note payable to stockholder.

Subsequent to year-end, in connection with the acquisition of the Company by JMAR, the past-due interest accrued through May 1996, related to the note payable to stockholder, was secured by a interest-free promissory note stipulating repayment over 12 months.

At December 31, 1995, future principal payments are as follows:

                              1996                          $   42,869
                              1997                             147,284
                              1998                             104,561
                              1999                              62,957
                              2000                              53,433
                                                            ----------
                                                            $  411,104
                                                            ==========


5.       Commitments and Contingencies

The Company leases its facility and office equipment under operating leases with initial terms of three years. At December 31, 1995, future minimum payments required under noncancelable operating leases, are as follows:

                              1996                          $ 48,750
                              1997                            16,000
                                                            --------
                                                            $ 64,750
                                                            ========

Rental expense for the years ended December 31, 1995 and 1994, was approximately $63,000 and $115,000, respectively.

The Company is, from time to time, involved in various legal proceedings, most of which are routine litigation in the normal course of business. In the opinion of management, after consultation with legal counsel, the resolution of these matters will not have a material adverse impact on the Company's financial position or results of operations.

6.       Subsequent Event

On May 23, 1996, approximately 94 percent of the outstanding common stock of the Company was acquired by JMAR through a private tender offer to the stockholders of the Company (the "Sellers"). As consideration for the acquisition, JMAR issued to the Sellers an aggregate of 1,357,869 shares of its Common Stock, 1,050,210 of which went to the two majority stockholders and officers of the Company. The stock issued to the majority stockholders is subject to the terms of an escrow agreement until December 31, 1998. All of the shares issued by JMAR are unregistered, however, such shares may be registered in the future pursuant to piggyback registration rights granted to the Sellers.

In addition, concurrent with the closing, JMAR loaned $400,000 of its funds to the Company (in addition to $100,000 previously advanced) and agreed to advance an additional $1,000,000 over an eighteen month period to be used by the Company for equipment purchases and working capital purposes.

In connection with the acquisition, the Company entered into agreements with several of its creditors which reduced the related liabilities due as of December 31, 1995 by approximately $850,000. The financial statements do not reflect these reductions.

Unaudited proforma financial information reflecting the acquisition by JMAR, including push down accounting and the aforementioned debt settlements is as follows, as of December 31, 1995:

                                                                                              Unaudited
                                                                                              Proforma
                                                                                             ----------
Cash                                                                                         $  516,651
Other current assets                                                                                963
                                                                                             ----------
  Total current assets                                                                          517,614
Property, Plant & Equipment, net                                                              1,713,098
Goodwill and other assets                                                                       408,851
                                                                                             ----------
  Total assets                                                                               $2,639,563
                                                                                             ==========

Current liabilities                                                                          $  319,213
Long-term liabilities                                                                            99,800
Payable to JMAR                                                                                 500,000
Stockholders' equity                                                                          1,720,550
                                                                                             ----------
  Total liabilities & stockholders' equity                                                   $2,639,563
                                                                                             ==========

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
California ASIC Technical Services, Inc.

We have audited the accompanying balance sheet of California ASIC Technical Services, Inc. as of December 31, 1993 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California ASIC Technical Services, Inc. as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that California ASIC Technical Services, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's limited sales, losses from operations and liquidity problems raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        CORBIN & WERTZ

Irvine, California
February 25, 1994, except
   as to Note 11, which is as
   of March 5, 1994

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                                  BALANCE SHEET

                                December 31, 1993

                                     ASSETS

Current assets:
  Cash (Note 8)                                                       $ 120,157
  Accounts receivable, less allowance for
   doubtful accounts of $3,900 (Note 8)                                  38,641
  Prepaid expenses and other                                              4,187
                                                                      ---------
     Total current assets                                               162,985
                                                                      ---------
Property and equipment, net (Notes 2 and 3)                             191,325

Deposits                                                                  3,414
                                                                      ---------
                                                                      $ 357,724
                                                                      =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $  78,183
  Accrued interest (Notes 4 and 5)                                        9,431
  Accrued salaries and related taxes (Note 9)                            66,234
  Note payable (Note 5)                                                  24,000
  Income taxes payable (Note 6)                                           1,600
                                                                      ---------
     Total current liabilities                                          179,448
                                                                      ---------
Note payable to stockholder (Note 4)                                     20,071
                                                                      ---------
Advances payable to stockholder (Note 9)                                 15,000
                                                                      ---------
Deferred rent (Note 10)                                                  15,094
                                                                      ---------
Commitments (Note 10)

Stockholders' equity (Note 7):
  Common stock - $.001 par value, 25,000,000
   shares authorized, 11,650,000 shares issued
   and outstanding                                                       11,650
  Additional paid-in capital                                            347,100
  Accumulated deficit                                                  (230,639)
                                                                      ---------
     Total stockholders' equity                                         128,111
                                                                      ---------
                                                                      $ 357,724
                                                                      =========


                 See accompanying notes to financial statements

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                             STATEMENT OF OPERATIONS

                      For The Year Ended December 31, 1993

Revenues (Notes 2 and 8):
  Product sales                                                       $ 152,651
  Design and engineering services                                        88,515
                                                                      ---------
                                                                        241,166
                                                                      ---------
Costs and expenses:
  Cost of product sales                                                  78,844
  Salary and related expenses (Note 9)                                   66,234
  Rent (Note 10)                                                         40,278
  Consulting services (Note 9)                                          150,430
  Depreciation (Note 2)                                                  11,945
  Other general and administrative                                      102,289
                                                                      ---------
     Total expenses                                                     450,020
                                                                      ---------
Other income (expense):
  Interest income                                                         1,789
  Interest expense                                                       (5,936)
                                                                      ---------

     Net loss before provision for income taxes                        (213,001)

Provision for income taxes (Note 6)                                       1,600
                                                                      ---------
     Net loss                                                         $(214,601)
                                                                      =========


                 See accompanying notes to financial statements

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                      For The Year Ended December 31, 1993


                                    Common Stock                                                            Total
                            ------------------------------          Paid-in          Accumulated        Stockholders'
                               Shares            Amount             Capital            Deficit             Equity
                            -----------        -----------        -----------        -----------        -----------
Balance at January 1, 1993
 (Note 1)                     4,424,170        $     4,424        $   215,594        $   (16,038)       $   203,980

Issuance of shares to
 effect acquisition
 (Note 1)                     1,054,000              1,054             (1,054)

Shares issued for
 services (Note 7)              121,830                122             48,610                                48,732

Shares issued for
 cash (Note 7)                  112,500                113             44,887                                45,000

Two-for-one stock
 split (Note 7)               5,712,500              5,712             (5,712)

Shares issued for
 cash (Note 7)                  225,000                225             44,775                                45,000

Net loss                                                                                (214,601)          (214,601)
                            -----------        -----------        -----------        -----------        -----------
Balance at
 December 31, 1993           11,650,000        $    11,650        $   347,100        $  (230,639)       $   128,111
                            ===========        ===========        ===========        ===========        ===========


                 See accompanying notes to financial statements

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                             STATEMENT OF CASH FLOWS

                      For The Year Ended December 31, 1993


Cash flows from operating activities:
  Net loss                                                            $(214,601)
  Adjustments to reconcile net loss to
   net cash provided by operating activities:
    Depreciation                                                         11,945
    Provision for doubtful accounts                                       3,900
    Loss on disposal of assets                                           20,000
    Write-off of acquisition costs                                       98,188
    Compensation expense recorded related to
     stock issued for services                                           48,732
    Change in operating assets and liabilities:
      Accounts receivable                                               (36,094)
      Prepaid expenses                                                   (4,187)
      Accounts payable                                                   78,183
      Accrued interest                                                    5,936
      Accrued salaries and related                                       66,234
      Deferred rent                                                      15,094
      Income taxes payable                                                1,600
                                                                      ---------

Net cash provided by operating activities                                94,930
                                                                      ---------

Cash flows from investing activities:
  Cash paid for property additions                                     (174,149)
  Increase in other assets                                               (3,414)
                                                                      ---------
Net cash used in investing activities                                  (177,563)
                                                                      ---------

Cash flows from financing activities:
  Principal payments on note payable to stockholder                     (22,489)
  Principal payment on note payable                                      (1,000)
  Advances payable to stockholder                                        15,000
  Collection of stock subscription receivable                           100,000
  Sale of stock                                                          90,000
                                                                      ---------

Net cash provided by financing activities                               181,511
                                                                      ---------

Net increase in cash                                                     98,878

Cash beginning of year                                                   21,279
                                                                      ---------
Cash end of year                                                      $ 120,157
                                                                      =========


Continued

                 See accompanying notes to financial statements

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

Supplemental disclosures of cash flow information:

There was no cash paid during the year for interest or income taxes.

               See accompanying notes to financial statements

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                      For The Year Ended December 31, 1993

NOTE 1 - ORGANIZATION

Organization

Intrepid, Inc. was incorporated on August 17, 1987 under the laws of the State of Nevada. Intrepid, Inc. was originally organized to acquire and develop real estate. Intrepid, Inc. never commenced formal operations.

California ASIC Technical Services, Inc. (OLD-CATS) was incorporated on April 7, 1992, under the laws of the State of Nevada.

On February 26, 1993, OLD-CATS effected a reverse acquisition of Intrepid, Inc. In connection with the transaction, Intrepid, Inc. issued 4,424,170 shares of its common stock to the stockholders of OLD-CATS. For financial reporting purposes, the shares issued by Intrepid, Inc. are considered outstanding since the beginning of the year and the 1,054,000 shares retained by the stockholders of Intrepid, Inc. are reflected as consideration issued to consummate the reverse acquisition.

The reverse acquisition has been accounted for by the purchase method of accounting, however, there were no assets acquired or liabilities assumed. No value has been ascribed to the consideration given to consummate the reverse acquisition. There were no operations of Intrepid, Inc. from the date of acquisition.

Pro-forma summary financial information presenting the results of operations as if the acquisition had occurred at the beginning of the period is not shown since Intrepid, Inc. has been inactive since 1992 and its operating expenses were insignificant.

Subsequent to the reverse acquisition, Intrepid, Inc. changed its name to California ASIC Technical Services, Inc. (CATS) and merged OLD-CATS into CATS.

CATS is engaged in the design, fabrication, assembly and testing of custom integrated circuits for the electronics industry.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's ability to continue to generate positive cash flows depends on its ability to maintain a level of revenues sufficient to meet its obligations and sustain its operations. The Company has had limited sales to a small number of customers to date, has sustained operating losses since inception and will have to acquire capital equipment and hire additional personnel to maintain a sufficient level of revenues. The Company is currently trying to raise capital through a private placement offering and through other means. If the Company is unsuccessful in its attempt to raise capital, there would be substantial doubt about its ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and are being depreciated on a straight-line basis over estimated useful lives of five to seven years. Routine repairs and maintenance are charged to expense as incurred.

Revenue Recognition

Revenue from product sales is recognized upon shipment. Revenue from design and engineering services is recognized ratably over the period services are performed.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF
PRESENTATION, continued

Income Taxes

CATS accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the asset and liability method of accounting for income taxes. Under SFAS 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 1993:

        Computer hardware and software                                  $173,090
        Machinery and equipment                                           31,437
        Furniture and fixtures                                             3,525
                                                                        --------
                                                                         208,052
        Less accumulated depreciation                                    (16,727)
                                                                        --------
        Property and equipment, net                                     $191,325
                                                                        ========

NOTE 4 - NOTE PAYABLE TO STOCKHOLDER

CATS has a note payable to its majority stockholder as of December 31, 1993 in the amount of $20,071. The note bears interest at 10% per annum and is due on demand. The majority stockholder does not intend to require payment before January 1, 1995. Accordingly, the note payable has been classified as long-term in the accompanying balance sheet.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 5 - NOTE PAYABLE

CATS has an unsecured note payable to an unrelated party as of December 31, 1993 in the amount of $24,000 that bears interest at 10% per annum and is past due.

NOTE 6 - INCOME TAXES

No provision for income taxes, other than state minimum taxes, for the year ended December 31, 1993 has been recorded because of the losses incurred by CATS.

As of December 31, 1993, CATS has net operating loss carryforwards for federal tax purposes approximating its accumulated deficit. The deferred tax asset related to the net operating loss carryforwards has been reduced in its entirety by a valuation allowance due to the uncertainty of realization. The valuation allowance changed in the current year only to the extent that new net operating loss carryforwards were generated. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any given year if certain events, including a change in stock ownership, should occur.

NOTE 7 - STOCKHOLDERS' EQUITY

CATS issued 4,424,170 shares of stock to the stockholders of OLD- CATS in exchange for 100% of OLD-CATS stock in connection with the reverse acquisition (see Note 1). For purposes of the accompanying statement of stockholders' equity, these shares have been reflected as outstanding since the beginning of the period. The 1,054,000 shares retained by the stockholders' of CATS have been reflected as issued to effect the reverse acquisition.

During March through September 1993, the Company issued 121,830 shares of common stock for services performed by employees and directors of CATS. Compensation expense at $.40 per share, the estimated fair value of the shares at the date of issuance, was recorded in the accompanying statement of operations.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 7 - STOCKHOLDERS' EQUITY, continued

CATS sold 87,500 shares of common stock in March and 25,000 shares of common stock in September at $.40 a share for cash.

On October 8, 1993, CATS effected a 2 for 1 stock split.

During November 1993, CATS sold 225,000 shares of common stock at $.20 a share for cash.

NOTE 8 - CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Company, at times, has cash with a bank in excess of FDIC insured amounts.

The Company's revenues in 1993 were derived from a small number of customers. One customer accounted for 53% and another accounted for 27% of the Company's 1993 revenues.

The Company had receivables due from three separate customers that represent 17%, 26% and 52%, respectively, of total outstanding accounts receivable as of December 31, 1993. All of these receivables were collected subsequent to year end.

NOTE 9 - RELATED PARTY TRANSACTIONS

The accrued salaries and related taxes of $66,234 represents amounts accrued for services rendered by the majority stockholder.

The Company's President has provided services to the Company pro bono since inception of the Company. No amounts have been expensed in the accompanying statement of operations for his services.

The Company paid approximately $8,000 during 1993 to a stockholder for consulting services rendered and $11,000 to a director for consulting services rendered.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 9 - RELATED PARTY TRANSACTIONS, continued

In connection with the note payable to stockholder (Note 4), $22,489 was repaid to the majority stockholder during 1993.

The Company has also accrued as of December 31, 1993, $15,000 in amounts owed to the majority stockholder for expense reimbursements, which is included in advances payable to stockholder in the accompanying balance sheet.

NOTE 10 - COMMITMENTS

The Company leases its facility under an operating lease that expires in 1998. The Company's facility lease included free rent during part of 1993 and escalating rents through the lease term. The Company is expensing its rent obligation on a straight-line basis over the life of the lease.

Future minimum rental payments required under the noncancelable operating lease are as follows:

         1994                    $ 36,000
         1995                      38,000
         1996                      40,000
         1997                      42,000
         1998                       7,000
                                 --------
                                 $163,000
                                 ========


NOTE 11 - SUBSEQUENT EVENT

The Company obtained a line of credit on March 5, 1994 in the amount of $250,000 from a stockholder. This line of credit is to be used for the acquisition of certain processing equipment. The line of credit bears interest at 10% per annum on outstanding amounts and will be repaid in equal monthly principal and interest installments over five years. The line of credit agreement calls for the release of funds to the Company in the amount of $150,000 on March 5, 1994, $50,000 on April 9, 1994 and $50,000 on May 14, 1994. The Company received $150,000 on March 5, 1994.

Continued

                    CALIFORNIA ASIC TECHNICAL SERVICES, INC.

                      For The Year Ended December 31, 1993

NOTE 11 - SUBSEQUENT EVENT, continued

The Company issued a stock option to the aforementioned stockholder for the right to acquire 500,000 shares of common stock at a price of $.50 per share. The stock option expires after five years.

       JMAR INDUSTRIES, INC. AND CALIFORNIA ASIC TECHNICAL SERVICES, INC.
                       CONSOLIDATED PROFORMA BALANCE SHEET
                                 March 31, 1996
                                   (Unaudited)

                                        ASSETS

Current Assets:
  Cash and cash equivalents                                         $  1,869,662
  Accounts receivable, net                                             1,875,018
  Notes receivable                                                       539,183
  Inventories                                                          2,992,861
  Prepaid expenses and other                                             247,771
                                                                    ------------
         Total current assets                                          7,524,495
  Notes receivable                                                       126,069
  Receivable from officer                                                 70,360
  Property and equipment, net                                          2,220,745
  Equity securities, at cost                                             621,000
  Other assets, net                                                      314,143
  Goodwill, net                                                          914,988
                                                                    ------------
         TOTAL ASSETS                                               $ 11,791,800
                                                                    ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                  $    882,139
  Accrued liabilities                                                    611,603
  Accrued payroll and related costs                                      403,002
  Customer deposits                                                      310,085
  Notes payable                                                        1,252,071
                                                                    ------------
         Total current liabilities                                     3,458,900
                                                                    ------------
Convertible notes payable                                              1,545,377
                                                                    ------------
Notes payable, net of current portion                                    189,800
                                                                    ------------
Stockholders' equity:
  Common stock                                                           158,553
  Additional - paid in capital                                        33,648,511
  Accumulated deficit                                                (27,209,341)
                                                                    ------------
         Total stockholders' equity                                    6,597,723
                                                                    ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 11,791,800
                                                                    ============

       JMAR INDUSTRIES, INC. AND CALIFORNIA ASIC TECHNICAL SERVICES, INC.
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                                   (Unaudited)


                                                                            California
                                                                               ASIC
                                                           JMAR              Technical
                                                        Industries,          Services,          Proforma            Proforma
                                                          Inc.                  Inc.           Adjustments          Combined
                                                     --------------     ----------------    ----------------    ----------------
Sales............................................    $   12,210,490     $        190,308     $             -    $     12,400,798
Cost of sales....................................         7,331,070              183,165         (1) 125,000           7,639,235
                                                     --------------     ----------------    ----------------    ----------------
  Gross profit...................................         4,879,420                7,143           (125,000)           4,761,563
                                                     --------------     ----------------    ----------------    ----------------
Operating expenses:
  Selling, general and administrative............         3,812,433              439,405         (2) 160,000           4,411,838
  Research, development and
    engineering..................................           881,800                    -                   -             881,800
                                                     --------------     ----------------    ----------------    ----------------
         Total operating expenses................         4,694,233              439,405             160,000           5,293,638
                                                     --------------     ----------------    ----------------    ----------------
Income (loss) from operations....................           185,187             (432,262)           (285,000)           (532,075)
Interest and other income (expense), net.........           212,240               47,693                   -             259,933
Interest expense.................................          (321,162)             (57,453)                  -            (378,615)
                                                     --------------     ----------------    ----------------    ----------------
Net income (loss)................................    $       76,265     $       (442,022)   $       (285,000)   $       (650,757)
                                                     ==============     ================    ================    ================
Weighted average common shares
  outstanding....................................                                                                     15,559,988
                                                                                                                 ===============
Net loss per common share........................                                                                $        (0.04)
                                                                                                                 ===============


Notes to Proforma Financial Statement:

(1)  Additional depreciation resulting from the acquisition.
(2)  Amortization of goodwill resulting from the acquisition.

       JMAR INDUSTRIES, INC. AND CALIFORNIA ASIC TECHNICAL SERVICES, INC.
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 1996
                                   (Unaudited)


                                                                           California
                                                                             ASIC
                                                          JMAR            Technical
                                                        Industries,        Services,            Proforma            Proforma
                                                           Inc.               Inc.             Adjustments          Combined
                                                     --------------      ---------------     ---------------     ---------------
Sales............................................    $    2,457,395      $             -     $             -     $     2,457,395
Cost of sales....................................         1,419,028                    -                   -           1,419,028
                                                     --------------      ---------------     ---------------     ---------------
  Gross profit...................................         1,038,367                    -                   -           1,038,367
                                                     --------------      ---------------     ---------------     ---------------
Operating expenses:
  Selling, general and administrative............           983,731              130,195          (1) 71,250           1,185,176
  Research, development and
    engineering..................................           273,860                    -                   -             273,860
                                                     --------------      ---------------     ---------------     ---------------
         Total operating expenses................         1,257,591              130,195              71,250           1,459,036
                                                     --------------      ---------------     ---------------     ---------------
Loss from operations.............................         (219,224)             (130,195)            (71,250)           (420,669)
Interest and other income (expense), net.........          (62,688)                    -                   -             (62,688)
Interest expense.................................          (74,201)               (9,953)                  -             (84,154)
                                                     --------------      ---------------     ---------------     ---------------
Net loss.........................................    $    (356,113)      $      (140,148)    $       (71,250)       $   (567,511)
                                                     ==============      ===============     ===============     ===============
Weighted average common shares
  outstanding....................................                                                                     15,697,632
                                                                                                                 ===============
Net loss per common share........................                                                                $        (0.04)
                                                                                                                 ===============


Note to Proforma Financial Statement:

(1) Amortization of goodwill and additional depreciation resulting from the acquisition.